Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (as the same may be amended, restated or otherwise modified, this “Agreement”) is made April 8, 2008, between PINNACLE DATA SYSTEMS, INC., an Ohio corporation with offices at 6600 Port Road, Groveport, Ohio 43125 (“Grantor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, with offices at 88 East Broad Street, Columbus, Ohio 43215, and its successors and assigns (“Lender”).

Grantor executed a Promissory Note, dated as of April 8, 2008 (the “Note”) in favor of Lender, pursuant to which Lender agreed to provide financing to Grantor in the aggregate stated amount of $11,000,000 (the “Loan”) (this Agreement and all other instruments, agreements and documents entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Grantor’s obligations in connection with the transaction contemplated hereunder, each as amended, collectively referred to as “Loan Documents”). Grantor understands that Lender is willing to grant the Loan to Grantor only upon certain conditions, one of which is that Grantor execute and deliver this Agreement and this Agreement is being executed and delivered in consideration of each of the Obligations (as defined below) granted to Grantor by Lender and for other valuable considerations.

As used herein, “Obligations” shall mean: (a) the Note; (b) each renewal, extension, consolidation or refinancing of the Note; (c) all interest from time to time accruing on the Note, and all commitment or facility and other fees associated therewith; (d) all obligations and liabilities of Grantor now existing or hereafter incurred to Lender under, arising out of, or in connection with any agreement for a derivative or hedging product including, without limitation, interest rate or equity swaps, futures, options, caps, floors, collars or forwards now or hereafter entered into by Grantor with Lender, or any of their respective affiliates with respect to the Note; (e) all other amounts payable by Grantor to Lender pursuant to the Note and all other Loan Documents; (f) every other liability, now or hereafter owing to Lender or any affiliate of Lender (“Lender Affiliate”) by Grantor, including, without limitation, every liability, whether owing by only Grantor or by Grantor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender or a Lender Affiliate or acquired by Lender or a Lender Affiliate by purchase, pledge or otherwise and whether participated to or from Lender or a Lender Affiliate in whole or in part; (g) all costs and expenses, including attorneys’ fees, incurred by Lender or any Lender Affiliate in connection with the Loan or in connection with the collection of any portion of the indebtedness described in (a), (b), (c), (d), (e) and (f) hereof; (h) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement; and (i) the performance of the covenants and agreements of Grantor contained in this Agreement,

Grant of Security Interest. Grantor hereby grants to the Lender, to secure the payment and performance in full of the Obligations of the Grantor, a security interest in and pledges and assigns to the Lender the following properties, assets and rights of the Grantor, consisting of all corporate and business assets, properties and rights of the Grantor wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, and accessions thereof (all of the same being hereinafter called the “Collateral”): (a) Accounts (including health care insurance receivables), (b) Chattel Paper (whether tangible or electronic), (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including payment intangibles), (i) Instruments (including promissory notes), (j) Investment Property (including all securities), (k) Inventory, (l) Letter-of-Credit Rights (whether or not the Letter-of-Credit is evidenced by a writing), (m) Money (including contract rights or rights to the payment of money), (n) Supporting Obligations, (o) to the extent not listed above as original collateral, proceeds and products of the foregoing.

GRANTOR AND LENDER AGREE AS FOLLOWS:

1. Authorization to File Financing Statements. Grantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code (“UCC”) jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of the UCC of the State (as defined below) or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by the UCC of the State or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Lender promptly upon the Lender’s request. “State” means the State of Ohio. All terms defined in the UCC of the State and used herein shall have the same definitions herein as specified therein.

2. Other Actions. Further to insure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in the Collateral, the Grantor agrees, in each case at the Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on the Grantor’s other obligations contained in this Agreement:

(a) Promissory Notes and Tangible Chattel Paper. If the Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Grantor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

(b) Deposit Accounts. For each deposit account that the Grantor at any time opens or maintains, the Grantor shall, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the depositary bank to agree to comply, without further consent of the Grantor, at any time with instructions from the Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (ii) arrange for the Lender to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Lender, to exercise rights to withdraw funds from such deposit account. The Lender agrees with the Grantor that the Lender shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless an Event of Default (as defined below) has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to (x) any deposit account for which the Grantor, the depositary bank and the Lender have entered into a cash collateral agreement specially negotiated among the Grantor, the depositary bank and the Lender for the specific purpose set forth therein, (y) a deposit account for which the Lender is the depositary bank and is in automatic control, and (z) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s salaried employees.

(c) Investment Property. If the Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the issuer to agree to comply, without further consent of the Grantor or such nominee, at any time with instructions from the Lender as to such securities, or (ii) arrange for the Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (y) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Grantor or such nominee, at any time with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, or (z) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property. The Lender agrees with the Grantor that the Lender shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Lender is the securities intermediary.

(d) Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Lender thereof and, at the Lender’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and such bailee’s agreement to comply, without further consent of the Grantor, at any time with instructions of the Lender as to such Collateral. The Lender agrees with the Grantor that the Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to the bailee.

(e) Electronic Chattel Paper. If the Grantor at any time holds or acquires an interest in any electronic chattel paper, the Grantor shall promptly notify the Lender thereof and, at the request and option of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under the UCC, of such electronic chattel paper. The Lender agrees with the Grantor that the Lender will arrange, pursuant to procedures satisfactory to the Lender amid so long as such procedures will not result in the Lender’s loss of control, for the Grantor to make alterations to the electronic chattel paper permitted under the UCC for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such electronic chattel paper.

(f) Letter-of-Credit Rights. If the Grantor is at any time a beneficiary under a letter of credit now or hereafter, the Grantor shall promptly notify the Lender thereof and, at the request and option of the Lender, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Lender of the proceeds of the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Loan Agreement.

(g) Commercial Tort Claims. If the Grantor shall at any time hold or acquire a commercial tort claim, the Grantor shall immediately notify the Lender in a writing signed by the Grantor of the particulars thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

(h) Other Actions as to any and all Collateral. The Grantor further agrees, upon request of the Lender and at the Lender’s option, to take any and all other actions as the Lender may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Grantor’s signature thereon is required therefor, (ii) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (iv) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Lender, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender and (vi) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Lender to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

3. Relation to Other Loan Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Grantor to the Lender and which secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Lender hereunder. In addition to the provisions of this Agreement being so read and construed with any such mortgage or deed of trust, the provisions of this Agreement shall be read and construed with the other Loan Documents.

4. Representations and Warranties Concerning Grantor’s Legal Status. The Grantor represents and warrants to the Lender as follows: (a) it is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Ohio and is validly existing and in good standing in all states in which the Grantor is doing business; (b) it is also duly qualified as a foreign corporation and is in good standing in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition; (c) it has full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage; (d) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Grantor; and (e) this Agreement constitutes, and any instrument or agreement required hereunder to be given by the Grantor to the Lender when delivered will constitute, the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with their respective terms.

5. Covenants Concerning Grantor’s Legal Status. The Grantor covenants to and with the Lender as follows: (a) there is no pending or threatened litigation, claim for infringement, proceeding or investigation by any governmental authority or any other person known to the Grantor against or otherwise affecting the Grantor or any of its assets or its officers, directors or agents in their capacities as such, nor does the Grantor know of any ground for any such litigation, infringement claims, proceedings or investigations; (b) no contract or organizational document prohibits any term or condition of this Agreement; (c) the execution and delivery of this Agreement will not violate any law or agreement governing the Grantor or to which the Grantor is a party; and (d) all information and statements furnished in connection with the Loan Documents, and any other documents related to this secured transaction, are true and correct, and contain no false or misleading statement.

6. Representations and Warranties Concerning Collateral. The Grantor further represents and warrants to the Lender as follows: (a) the Grantor is the owner of the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by Lender and listed on Schedule I, attached hereto (the “Permitted Liens”), (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in the UCC of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Grantor holds no commercial tort claim, and (e) the Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (f) all other information set forth in this Agreement pertaining to the Collateral is accurate and complete, and (g) there has been no change in any of such information since the date on which the Note or this Agreement was signed by the Grantor.

7. Covenants Concerning Collateral. The Grantor further covenants with the Lender as follows: (a) the Collateral, to the extent not delivered to the Lender pursuant to Section 2 above, will be kept at those locations listed on Schedule II attached hereto and the Grantor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Lender, (b) except for the security interest herein granted and the Permitted Liens, the Grantor shall be the owner of the Collateral free from any right or claim of any other person or any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, (c) the Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or other encumbrance in the Collateral in favor of any person, other than the Lender except for the Permitted Liens, (d) the Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Grantor will permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales of inventory in the ordinary course of business and (ii) so long as no Event of Default (as defined below) has occurred and is continuing, sales or other dispositions of obsolete items of equipment consistent with past practices.

8. Insurance. Grantor shall: (a) maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law and of such character and amounts as are usually maintained by companies engaged in like business, including without limitation products liability insurance; (b) furnish to Lender upon the execution of this Agreement and at the beginning of each fiscal year, copies of policies and a statement of the insurance coverage; and (c) obtain other or additional insurance promptly, upon the reasonable request of Lender, to the extent that such insurance may be available. Lender shall be named a loss payee under such policies to the extent of its interest. Such insurance shall be in such minimum amounts that the Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies. The policies shall provide that no cancellation shall occur without thirty (30) days prior written notice to Lender. Grantor shall provide to Lender notice that such policies have been renewed and are paid in accordance with the terms of such policies at least fifteen (15) days prior to the date of expiration. Grantor will at least annually and upon any change, or more often upon the occurrence of an Event of Default, upon request of Lender, furnish to the Lender a schedule of all insurance carried by Grantor, setting forth in detail the amount and type of such insurance. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing, and with the written consent of Lender, be disbursed to the Grantor for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed and (ii) in all other circumstances, be held by the Lender as cash collateral for the Obligations. The Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Lender may reasonably prescribe, for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed, or the Lender may apply all or any part of such proceeds to the Obligations.

9.	Collateral Protection Expenses; Preservation of Collateral.

(a) Expenses Incurred by Lender. In the Lender’s discretion, if the Grantor fails to do so, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Grantor agrees to reimburse the Lender on demand for all expenditures so made. The Lender shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure any Event of Default.

(b) Lender’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Grantor thereunder. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under the UCC of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

10. Securities and Deposits. The Lender may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Grantor may at any time be applied to or set off against any of the Obligations then due and owing.

11. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Grantor shall, at the request and option of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender’s agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantor as trustee for the Lender without commingling the same with other funds of the Grantor and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Lender to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12. Power of Attorney.

(a) Appointment and Powers of Lender. The Grantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Lender’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

(i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC of the State and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Grantor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Grantor might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii) to the extent that the Grantor’s authorization given in Section 1 above is not sufficient, to file financing statements with respect hereto, with or without the Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

(b) Ratification by Grantor. To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c) No Duty on Lender. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Lender’s own gross negligence or willful misconduct.

13. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

(a) Payments. If (a) any payment under the Note is not paid in full punctually when due and payable, or (b) any payment under any Obligation shall not be paid in full punctually when due and payable.

(b) Covenants. If Grantor fails to perform or observe any covenant or agreement (other than as referred to in Section 13 (a) above) contained in this Agreement or in any other of the Loan Documents, and such failure remains unremedied for thirty (30) days after the Lender gives notice thereof to such Grantor.

(c) Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material information furnished by Grantor to Lender or any other holder of any Obligation, shall be false or erroneous.

(d) Validity Of Loan Documents. If (a) any material provision, in the sole opinion of Lender, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Grantor; (b) the validity, binding effect or enforceability of any Loan Document against Grantor shall be contested by Grantor; (c) Grantor shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby.

(e) Loan Document Default. If any event of default or default shall occur under any other Loan Document, or if under any Loan Document in which payment is required to be made by Grantor or any guarantor on demand of Lender, such demand is made.

(f) Cross Default. If Grantor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money, beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

(g) Collateral Damage. If there shall occur any loss, damage, theft, destruction, levy, seizure, or attachment to, of, or upon any of the Collateral, including any attempt to accomplish the foregoing;

(h) Sale of Collateral. If there shall occur any sale, lease, transfer, assignment, encumbrance, or other disposition of any of the Collateral, without Lender’s prior written authorization therefor, including any attempt to accomplish the foregoing except as herein provided to the contrary;

(i) Insecurity. If Lender for any reason in good faith deems itself insecure with respect to repayment of any Obligation.

(j) Solvency. If Grantor shall (a) die or discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take any action in order thereby to effect any of the foregoing, or omit to take, any action in order to prevent any of the foregoing.

14. Rights and Remedies. If any Event of Default shall occur, Lender may, at its election, and without demand or notice of any kind, do any one or more of the following:

(a) Declare all of the Obligations to Lender to be immediately due and payable, whereupon all unpaid principal, interest and fees in respect of such Obligations, together with all of Lender’s costs, expenses and attorneys’ fees related thereto, under the terms of the Loan Documents or otherwise, shall be immediately due and payable;

(b) Terminate any commitment to make any additional advances under any Loan;

(c) Exercise any and all rights and remedies available to Lender under any applicable law;

(d) Exercise any and all rights and remedies granted to Lender under the terms of this Agreement or any of the other Loan Documents;

(e) Set off the unpaid balance of the Obligations against any debt owing to Borrower by the Lender or by any Lender Affiliate, including, without limitation, any obligation under a repurchase agreement or any funds held at any time by the Lender or any Lender Affiliate, whether collected or in the process of collection, or in any time or demand deposit account maintained by Borrower at, or evidenced by any certificate of deposit issued by, the Lender or any Lender Affiliate. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower pursuant to this Agreement in the amount of such participation;

(f) In any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, Lender shall have the rights and remedies of a secured party under the UCC of the State and additional rights and remedies as may be provided to a secured party in the jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Grantor can give authority therefor, enter upon premises on which the Collateral may be situated and remove the therefrom. The Lender may in its discretion require the Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Grantor’s principal office(s) or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type custom sold on a recognized market, the Lender shall give to the Grantor at least at ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of Collateral and to exercise its rights and remedies with respect thereto. The Lender may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Lender under this Agreement.

(g) The remedies in this Section are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. No failure or delay on the part of the Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. The remedies in this Agreement are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. All Lender’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to

Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender’s duties under the UCC of the State or any other relevant jurisdiction in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

16. No Waiver by Lender. The Lender shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

17. Suretyship Waivers by Grantor. The Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9 (b) above. The Grantor further waives any and all other suretyship defenses.

18. Marshalling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. The Grantor shall pay to the Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by the UCC of the State, any excess shall be returned to the Grantor. In the absence of final payment and satisfaction in full of all of the Obligations, the Grantor shall remain liable for any deficiency.

20. Overdue Amounts. Until paid, all amounts due and payable by the Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate (as that term is defined in the Note).

21. Governing Law; Consent to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Grantor and Lender hereunder shall be governed by and construed in accordance with Ohio law. Grantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Franklin County, over any action or proceeding arising out of or relating to this Agreement, or any document related to the Obligations, and Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. The Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

22. Waiver of Jury Trial. GRANTOR AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND GRANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

23. Notices. All notices, requests, demands or other communications provided for hereunder shall be in writing and, if to Grantor, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Grantor to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.

[Signatures on Follow Page]

IN WITNESS WHEREOF, intending to be legally bound, the Grantor has caused this Agreement to be duly executed as of the date first above written.

Address:	Borrower:

6600 Port Road	PINNACLE DATA SYSTEMS, INC.
Groveport, Ohio 43125
Attention: Michael R. Sayre	By:	/s/ Michael R. Sayre
Fax No.: 614-409-1042	Name:	Michael R. Sayre
	Title:	President & CEO

Address:	Lender:

88 East Broad Street, 2nd Floor	KEYBANK NATIONAL ASSOCIATION
Columbus, Ohio 43215
Attention: Roger D. Campbell,	By:	/s/ Roger D. Campbell
Senior Vice President		Roger D. Campbell, Senior Vice President
Fax No.: 614.460.3469

SCHEDULE I

Permitted Liens

SCHEDULE II

Location of Collateral

1.	TT Apsco International

3700 Lane Road

Perry, Ohio 44081

2.	Inservco, Inc.

110 Commerce Drive

LaGrange, Ohio 44050

3.	Spectra-Tech Manufacturing, Inc.

4013 Borman Drive

Batavia, Ohio 45103

4.	DLS Electronic Systems

1250 Peterson Drive

Wheeling, IL 60090

5.	Curtis Wright Controls Embedded Computing

Cambridge House, No. 2 Focus Four

Fourth Avenue, Letchworth

Garden City, Herts United Kingdom SG6 2TU

6.	Ceja Manufacturing

25 Flower Street

Arcadia, CA 91006

7.	Rapid Manufacturing

1044 West Grove Avenue

Orange, CA 92865

8.	Quality Fabrication

9631 Irondale Avenue

Chatsworth, CA 91311

9.	Astronic

19641 Da Vinci

Foothill Ranch, CA 92610